UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2008, Virgin Mobile USA, L.P., the operating partnership of Virgin Mobile USA, Inc. (the “Operating Partnership” and together with Virgin Mobile USA, Inc., the “Company”) entered into the Fifth Amendment (the “Fifth Amendment”) to the Amended and Restated PCS Services Agreement dated October 16, 2007 (as amended from time to time, the “PCS Services Agreement”) between the Company and Sprint Spectrum, L.P., an affiliate of Sprint Nextel Corporation (“Sprint Nextel”). The Fifth Amendment, previously disclosed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, required the Company to pay Sprint Nextel at least $320 million, $370 million and $420 million during the years ended December 31, 2008, 2009 and 2010, respectively, for wireless network services, including voice, messaging and data traffic. In addition, the Fifth Amendment obligated Sprint Nextel to pay the Company a $2.50 network usage credit for each gross additional customer between July 1, 2008 and December 31, 2009, up to a maximum of $10 million.

On December 22, 2008, the Company and Sprint Nextel entered into the Sixth Amendment (the “Sixth Amendment”) to the PCS Services Agreement. Under the terms of the Sixth Amendment, the Company’s required payment for the year ended December 31, 2008 will decrease from $320 million to $318 million, and Sprint Nextel will provide the Company with an additional network usage credit of $2.00 for each gross additional customer between October 1, 2008 and December 31, 2008, which will be accretive to the credit of $2.50 and not subject to the $10 million limit discussed above.

Simultaneously with the execution of the Sixth Amendment, the Company and Sprint Nextel also entered into the Seventh Amendment (the “Seventh Amendment”) to the PCS Services Agreement. Under the Seventh Amendment, beginning in 2009 the Company will no longer be subject to minimum annual payments and will pay fixed rates for voice, messaging and data traffic that are lower than rates applicable in 2008. The Company may benefit from additional discounts to these rates in 2010, with the degree of discount based upon the total payments made for 2009 (including payments pursuant to the Amended and Restated Trademark License Agreement between the Company and Sprint Communications Company, L.P., an affiliate of Sprint Nextel, dated October 16, 2007, previously filed as Exhibit 10.7 to the Company’s Current Report on 8-K filed October 17, 2007). The Company and Sprint Nextel will negotiate rates for 2011 and beyond, but if they fail to reach terms, the rates for 2010 will apply.

The Sixth and Seventh Amendments are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.

Portions of the Sixth and Seventh Amendments may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Sixth Amendment to Amended and Restated PCS Services Agreement (as amended, supplemented or otherwise modified from time to time), dated December 22, 2008 by and between Virgin Mobile USA, Inc. and Sprint Spectrum L.P.

10.2	Seventh Amendment to Amended and Restated PCS Services Agreement (as amended, supplemented or otherwise modified from time to time), dated December 22, 2008 by and between Virgin Mobile USA, Inc. and Sprint Spectrum L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: December 23, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel